Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial information gives effect to the acquisitions by Open Solutions Inc. (the “Company”) of all of the outstanding capital stock of Datawest Solutions Inc. (“Datawest”) which was consummated on October 29, 2004, all of the outstanding capital stock of re:Member Data Services, Inc. (“RDS”) which was consummated on July 8, 2004 and substantially all of the assets and assumption of substantially all of the liabilities of Eastpoint Technologies, LLC (“Eastpoint”) which was consummated on June 18, 2004. The unaudited pro forma combined condensed statements of operations for the nine months ended September 30, 2004 have been prepared as if the acquisitions had occurred at January 1, 2003. The notes to the pro forma combined condensed financial information describe certain pro forma adjustments to give effect to the purchase transaction had it been consummated at that date.

     The unaudited pro forma combined condensed financial information has been derived from the Company’s historical consolidated financial statements and those of Datawest, RDS and Eastpoint and should be read in conjunction with those financial statements and notes, the accompanying notes to the pro forma combined condensed financial statements, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” all of which are included elsewhere in either these pro forma combined condensed financial statements, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 30, 2004, in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2004, filed with the Securities and Exchange Commission on November 12, 2004, or in the financial statements of Datawest, RDS and Eastpoint in the Company’s Current Reports on Form 8-K/A filed with the Securities and Exchange Commission on January 13, 2005, September 20, 2004 and September 1, 2004, respectively. The pro forma combined condensed statements of operations for the year ended December 31, 2003 are included in the Company’s Current Reports on Form 8-K/A noted above.

     The unaudited pro forma combined condensed financial statements are not necessarily indicative of operating results which would have been achieved had the transaction actually been completed at the beginning of the respective periods. The selected unaudited pro forma combined condensed financial information is not necessarily indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the acquisition.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2004
(in thousands, except share and per share amounts)

	Open
	Solutions Inc.	Datawest	RDS	Eastpoint
	(January 1,	(January 1,	(January 1,	(January 1,
	2004 through	2004 through	2004	2004 through
	September 30,	September 30,	through	June 18,	Pro Forma		Pro Forma
	2004)	2004)	July 8, 2004)	2004)	Adjustments		Combined
Revenues	$71,102	$22,892	$6,312	$2,959	$—		$103,265

Cost of revenues	29,652	13,614	2,561	2,081	(760	)(a)	47,148

Gross profit	41,450	9,278	3,751	878	760		56,117

Operating Expenses
Sales and marketing	10,053	696	585	605	—		11,939
Product Development	7,410	1,269	1,449	555	—		10,683

General and administrative	13,692	4,380	2,751	675	776	(b)	22,274
Restructuring and other charges	—	230	—	—	—		230

Total operating expenses	31,155	6,575	4,785	1,835	776		45,126

Income (loss) from operations	10,295	2,703	(1,034)	(957)	(16)		10,991

Interest and other income (expense), net	885	(1,048)	(100)	(5)	439	(c)	171

Income (loss) before income taxes	11,180	1,655	(1,134)	(962)	423		11,162

Income tax (provision) benefit	(567)	(58)	476	11	—		(138)

Net income (loss) for the period	$10,613	$1,597	$(658)	$(951)	$423		$11,024

EPS - Basic	$0.59						$0.61
Common Shares	17,980,593						17,980,593

EPS - Diluted	$0.53						$0.56
Common Shares	19,848,250						19,848,250

See accompanying notes.

NOTES TO UNAUDITED PROFORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Note 1 — The Transaction

     During 2004, the Open Solutions Inc. (the “Company”) completed five acquisitions. On February 24, 2004, the Company acquired all of the outstanding capital stock of Maxxar Corporation (“Maxxar”) for cash consideration of approximately $6,500,000. On June 18, 2004, the Company acquired substantially all of the outstanding operating assets and assumed certain liabilities of Eastpoint Technologies, LLC (“Eastpoint”), a provider of core processing software and related services for banks, for cash consideration of approximately $7,000,000. On July 8, 2004, the Company acquired all of the outstanding capital stock of re:Member Data Services, Inc (“RDS”), a provider of core processing software and related services for credit unions, for cash consideration of $21,869,000. On July 23, 2004, the Company acquired substantially all of the outstanding operating assets and assumed certain liabilities of Omega Systems of North America LLC (“Omega”), a company specializing in remittance and lock box solutions, for cash consideration of approximately $2,410,000. On October 29, 2004, 6259936 Canada Inc., a subsidiary of the Company, acquired all of the outstanding shares of capital stock of Datawest Solutions Inc. (“Datawest”), a provider of banking and payment technology solutions to financial institutions, for a cash consideration of $38,905,000 (CDN $47,595,000).

     These acquisitions have been recorded under the purchase method of accounting with the total consideration allocated to the assets acquired and liabilities assumed based on estimates of fair value. The fair value of purchased technology was determined by management, with assistance from outside valuation experts, based primarily on management’s best estimate of future cash flows expected to be generated by such technology. The excess of the purchase price over the fair value of the net assets acquired has been allocated to goodwill. The operating results of these acquisitions have been included in the Company’s consolidated financial statements from the date of acquisition. The purchased technology and other intangible assets related to these acquisitions are being amortized over their useful lives. Purchase accounting for these acquisitions is preliminary, primarily with respect to the identification and valuation of intangibles and the finalization of an independent valuation, and is expected to be finalized in the audited financial statements for the fiscal year ended December 31, 2004, except for Datawest and Eastpoint, which will be finalized during 2005. The acquisitions of Maxxar and Omega were not significant acquisitions and are not material to our statement of operations, therefore, pro forma information has not been provided.

     The preliminary allocation of purchase price is summarized below (in thousands):

	Datawest	RDS	Eastpoint
Tangible assets acquired	$9,126	$2,670	$1,306
Purchased technology	4,577	750	290
Goodwill	30,621	10,280	5,341
Other intangible assets:
- Customer relationships	11,125	11,100	1,940
- Tradenames	—	180	50
- Non-compete agreement	—	160	—
Liabilities assumed	(18,898)	(3,271)	(1,927)

Purchase price	$38,905	$21,869	$7,000

Note 2 — Datawest Solutions Inc. Historical Results

     All amounts in the pro forma combined condensed statement of operations are in U.S. dollars. Datawest’s statement of operations for the nine months ended September 30, 2004 has been translated at the average exchange rate in effect for the period. The statement of operations also reflects certain reclassifications to comply with the presentation policies of the Company. The statement of operations is presented in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The adjustments to present the financial statements in U.S. GAAP are described in Note 14 of Datawest’s interim financial statements included in the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on January 13, 2005.

Note 3 — Unaudited Pro Forma Combined Condensed Statements of Operations

     The following adjustments were applied to the Company’s historical statements of operations and those of the acquired companies for the nine month period ended September 30, 2004 (in thousands):

		Nine Months
		Ended September
		30, 2004
(a)	To record the following:
	Amortization of the Company’s acquired purchased technology at fair value from:
	- Datawest	$353
	- RDS	75
	- Eastpoint	27
	Reduction of amortization of capitalized software from:
	- Datawest	(1,023)
	- RDS	(208)
	- Eastpoint	(58)

	Amortization of Datawest leasehold improvements	74

		$(760)
	The amortization of purchased technology has been calculated based on a new fair value basis amortized over five years. The purchased technology will be amortized over its useful life of five years in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, based on the greater of (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining economic life of the product. The Company estimates that the straight-line method will likely be greater than the ratio of current gross revenues to the total of current and anticipated future gross revenues.

(b)	To record the following:
	Amortization of the Company’s purchased customer list at fair value from:
	- Datawest	$645
	- RDS	347
	- Eastpoint	81

	Amortization of the Company’s purchased non-compete agreement from RDS	16
	Amortization of the Company’s purchased tradenames from:
	- RDS	18
	- Eastpoint	5

	Reduction of amortization of customer lists from Eastpoint	(94)

	Reduction in depreciation expense after adjusting the fixed assets of Datawest to fair value	(242)

		$776

		Nine Months
		Ended September
		30, 2004
	The amortization of customer lists, tradenames and the non-compete agreement have been calculated based on a new fair value amortized over their respective estimated useful lives. Customer lists, the non-compete agreement and tradenames will be amortized over their useful life in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, based on the pattern in which economic benefits of the intangible asset are consumed or otherwise used up. The Company estimates that the pattern in which economic benefits are consumed or otherwise used up approximates the straight-line method. The estimated useful lives are as follows:
	- Datawest banking customer relationships	12 years
	- Datawest payments customer relationships	14 years
	- RDS customer relationships	16 years
	- Eastpoint customer relationships	11 years
	- RDS tradenames	5 years
	- Eastpoint tradenames	5 years
	- RDS non-compete agreement	5 years

(c)	To record the following:
	Decrease in Datawest interest expense in connection with the repayment of debt and term loan	$314
	Decrease in RDS interest expense in connection with the shareholder loan, notes payable and capital lease obligations	100
	Decrease in Datawest preferred share dividends paid which were treated as interest expense for U.S. GAAP	483
	Decrease in interest income related to use of $38,905 in cash paid for the Datawest acquisition, using a 1.05% interest rate, the Company’s approximate interest rate for the period.	(306)
	Decrease in interest income related to use of $21,869 in cash paid for the RDS acquisition, using a 1.05% interest rate, the Company’s approximate interest rate for the period.	(115)
	Decrease in interest income related to use of $7,000 in cash paid for the Eastpoint acquisition, using a 1.05% interest rate, the Company’s approximate interest rate for the period.	(37)

		$439